EXECUTION VERSION 4859-1793-3095.5 SECURITIES PURCHASE AGREEMENT by and among TITAN MACHINERY INC., SELLERS SET FORTH HEREIN, HEARTLAND LEVERAGE LENDER, LLC, AND SELLER REPRESENTATIVE IDENTIFIED HEREIN, dated as of JULY 8, 2022 075184.00003 Business 22629451v10

TABLE OF CONTENTS Page - 2 - 4859-1793-3095.5 ARTICLE I DEFINITIONS ............................................................................................................5 ARTICLE II PURCHASE AND SALE ........................................................................................12 Section 2.01 Purchase and Sale .......................................................................................12 Section 2.02 Purchase Price .............................................................................................13 Section 2.03 Transactions to be Effected at the Closing ...............................................13 Section 2.04 [Reserved] ....................................................................................................13 Section 2.05 Closing ..........................................................................................................13 ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE PURCHASED COMPANY....................................................................................................................................14 Section 3.01 Organization, Authority and Qualification of the Purchased Company. .......................................................................................................................14 Section 3.02 Capitalization ..............................................................................................14 Section 3.03 No Subsidiaries ............................................................................................15 Section 3.04 No Conflicts; Consents ................................................................................15 Section 3.05 Assets; Liabilities .........................................................................................16 Section 3.06 Employment Matters; Operations .............................................................16 Section 3.07 Legal Proceedings; Governmental Orders. ..............................................16 Section 3.08 Taxes .............................................................................................................16 Section 3.09 Books and Records ......................................................................................18 Section 3.10 Brokers .........................................................................................................19 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS ..............................19 Section 4.01 Authority of Seller .......................................................................................19 Section 4.02 Title to Securities .........................................................................................19 Section 4.03 Legal Proceedings; Governmental Orders ...............................................19 Section 4.04 No Conflicts; Consents ................................................................................20 Section 4.05 Brokers .........................................................................................................20 ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER ...................................20 Section 5.01 Organization and Authority of Buyer .......................................................20 Section 5.02 No Conflicts; Consents ................................................................................21 Section 5.03 Investment Purpose .....................................................................................21 Section 5.04 Brokers .........................................................................................................21 Section 5.05 Sufficiency of Funds ....................................................................................21 Section 5.06 Legal Proceedings........................................................................................21 ARTICLE VI COVENANTS ........................................................................................................21

TABLE OF CONTENTS Page - 3 - 4859-1793-3095.5 Section 6.01 Conduct of Business Prior to the Closing .................................................21 Section 6.02 Access to Information .................................................................................22 Section 6.03 No Solicitation of Other Bids. ....................................................................22 Section 6.04 Notice of Certain Events. ............................................................................23 Section 6.05 Resignations .................................................................................................23 Section 6.06 Confidentiality .............................................................................................23 Section 6.07 Governmental Approvals and Consents. ..................................................24 Section 6.08 Closing Conditions ......................................................................................26 Section 6.09 Public Announcements ...............................................................................27 Section 6.10 Further Assurances .....................................................................................27 ARTICLE VII TAX MATTERS ...................................................................................................27 Section 7.01 Tax Covenants. ............................................................................................27 Section 7.02 Termination of Existing Tax Sharing Agreements ..................................28 Section 7.03 Straddle Period ............................................................................................28 Section 7.04 Tax Treatment .............................................................................................29 Section 7.05 Allocation of Purchase Price ......................................................................29 Section 7.06 Tax Consistency ...........................................................................................30 Section 7.07 Contests ........................................................................................................30 Section 7.08 Cooperation and Exchange of Information ..............................................30 ARTICLE VIII CONDITIONS TO CLOSING .............................................................................31 Section 8.01 Conditions to Obligations of All Parties ...................................................31 Section 8.02 Conditions to Obligations of Buyer ...........................................................31 Section 8.03 Conditions to Obligations of Sellers ..........................................................32 ARTICLE IX INDEMNIFICATION ............................................................................................33 Section 9.01 Survival ........................................................................................................33 Section 9.02 Indemnification By Sellers .........................................................................33 Section 9.03 Several Indemnification By Sellers ............................................................34 Section 9.04 Indemnification By Buyer ..........................................................................34 Section 9.05 Indemnification Procedures .......................................................................34 Section 9.06 Payments. .....................................................................................................36 Section 9.07 Tax Treatment of Indemnification Payments ..........................................37 Section 9.08 Remedies. .....................................................................................................37 Section 9.09 Representations and Warranty Insurance ...............................................38

TABLE OF CONTENTS Page - 4 - 4859-1793-3095.5 Section 9.10 No Circular Recovery .................................................................................38 Section 9.11 Collateral Sources .......................................................................................38 Section 9.12 Mitigation .....................................................................................................39 ARTICLE X TERMINATION ......................................................................................................39 Section 10.01 Termination .................................................................................................39 Section 10.02 Effect of Termination ..................................................................................40 ARTICLE XI SELLER REPRESENTATIVE ..............................................................................40 Section 11.01 Appointment of Seller Representative ......................................................40 ARTICLE XII MISCELLANEOUS ..............................................................................................42 Section 12.01 Expenses .......................................................................................................42 Section 12.02 Notices ..........................................................................................................42 Section 12.03 Interpretation ..............................................................................................43 Section 12.04 Headings .......................................................................................................43 Section 12.05 Severability ..................................................................................................43 Section 12.06 Entire Agreement ........................................................................................43 Section 12.07 Successors and Assigns ...............................................................................43 Section 12.08 No Third-party Beneficiaries .....................................................................44 Section 12.09 Amendment and Modification; Waiver ....................................................44 Section 12.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial ......44 Section 12.11 Seller Release ...............................................................................................45 Section 12.12 Specific Performance ..................................................................................45 Section 12.13 Counterparts ................................................................................................46

- 5 - 4859-1793-3095.5 SECURITIES PURCHASE AGREEMENT This Securities Purchase Agreement (this “Agreement”), dated as of July 8, 2022, is entered into by and among (i) Titan Machinery Inc., a Delaware corporation (“Buyer”), (ii) Heartland Leverage Lender, LLC, a Nebraska limited liability company (the “Purchased Company”), (iii) Gordon Glade, Jeff Keller and Robert Caldwell (each a “Seller” and collectively the “Sellers”) and (iv) Robert Caldwell, solely in his capacity as Seller Representative (as defined in Section 11.01). RECITALS WHEREAS, Sellers collectively own all of the issued and outstanding membership units of the Purchased Company (the “Securities”); WHEREAS, Sellers wish to sell, transfer and deliver to Buyer, and Buyer wishes to purchase from Sellers, all of the Securities, subject to the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I DEFINITIONS The following terms have the meanings specified or referred to in this ARTICLE I: “Acquisition Proposal” has the meaning set forth in Section 6.03(a). “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, mediation, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, investigation or notice of suspected breach, default, non-compliance or violation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity. “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Agreement” has the meaning set forth in the preamble. “Allocation” has the meaning set forth in Section 7.05. “Allocation Methodology” has the meaning set forth in Section 7.05. “Allocation Statement” has the meaning set forth in Section 7.05.

- 6 - 4859-1793-3095.5 “Assumed Indebtedness” means the indebtedness set forth in that certain Promissory Note, dated July 25, 2017, with Heartland Agriculture, LLC as lender and the Purchased Company as borrower, in the principal amount of $12,409,000. “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business. “Buyer” has the meaning set forth in the preamble. “Buyer Indemnitees” has the meaning set forth in Section 9.02. “Buyer Released Parties” has the meaning set forth in Section 12.11. “Buyer Returns” has the meaning set forth in Section 7.01(d). “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Public Law No. 116-136), as amended, and any administrative or other guidance published with respect thereto by any Governmental Authority, or any other Laws (including the Consolidated Appropriations Act, 2021) or executive order or executive memorandum (including the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020) intended to address the consequences of COVID-19 (in each case, including any comparable provisions of state or local Laws and including any related or similar orders or declarations from any Governmental Authority). “COVID-19” means the novel coronavirus disease, COVID-19 virus (SARS-COV-2 and all related strains and sequences) or mutation or variant (or antigenic shift or drift) thereof or a disease or public health emergency resulting therefrom. “COVID-19 Actions” means all commercially reasonable actions that the Purchased Company reasonably determines, in good faith, are necessary or prudent for the Purchased Company to take in response to events, occurrences, conditions, circumstances or developments arising directly or indirectly as a result of the COVID-19 pandemic (whether or not required by a Governmental Authority), its impact on economic conditions, or actions taken by a Governmental Authority or other Persons in response thereto. “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law or directive issued by any Governmental Authority in connection with or in response to COVID-19, including, but not limited to, the CARES Act. “Calculation Time” means 12:01 AM Central Time on the Closing Date. “Closing” has the meaning set forth in Section 2.05. “Closing Date” has the meaning set forth in Section 2.05.

- 7 - 4859-1793-3095.5 “Closing Indebtedness” means the Indebtedness of the Purchased Company, determined as of the Calculation Time. “Code” means the Internal Revenue Code of 1986, as amended. “Confidentiality Agreement” has the meaning set forth in Section 6.06. “Contracts” means all contracts, leases, subleases, deeds, mortgages, licenses, instruments, notes, commitments, indentures, joint ventures and all other agreements, commitments and obligations, whether written or oral, including all amendments of the foregoing. “Dataroom” has the meaning set forth in Section 12.03. “Direct Claim” has the meaning set forth in Section 9.05(c). “Disclosure Schedules” means the Disclosure Schedules delivered by Sellers and Buyer concurrently with the execution and delivery of this Agreement. “Dollars or $” means the lawful currency of the United States. “Encumbrance” means any mortgage, charge, pledge, claim, equitable interest, lien (statutory or other), encumbrance, option, security interest, community property interest, conditional sale or title retention agreement (including any lease in the nature thereof), easement, encroachment, right of way, right of first refusal, or restriction on the right to sell, transfer or dispose, in each case whether arising by contract or by operation of law and whether voluntary or involuntary. “Fraud” means, with respect to the breaching party, that (a) such party had actual knowledge (as opposed to imputed or constructive knowledge) that a representation or warranty made by such party was untrue when made, (b) such representations and warranties were made with the express intent or with recklessness to induce another party to rely thereon to such other party’s detriment and (c) such action or inaction was relied upon by such other party and resulted in Losses. “GAAP” means United States generally accepted accounting principles in effect from time to time. “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency, authority, commission or instrumentality of such government or political subdivision, or any quasi-governmental authority (to the extent determinations by such entity have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

- 8 - 4859-1793-3095.5 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, in each case, as amended, or any successor statute, rules and regulations thereto. “Heartland Agriculture Purchase Agreement” has the meaning set forth in Section 8.01(c). “Heartland Agriculture Transaction” has the meaning set forth in Section 8.01(c). “Heartland Solutions Transaction” has the meaning set forth in Section 8.01(d). “Indebtedness” means, without duplication and with respect to the Purchased Company, and except for the Assumed Indebtedness, all (a) indebtedness for borrowed money; (b) deferred purchase price liabilities, including any deferred purchase price with respect to any property, assets or services, including with respect to past acquisitions, or any amounts payable under any purchase agreement or in consideration of a covenant not to compete, as well as any liabilities in connection with conditional sale or title retention obligations; (c) obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement; (e) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions; (f) any deferred payroll Taxes, whether deferred by the Purchased Company or by an employee of the Purchased Company (including the amount of any payroll or withholding Taxes deferred pursuant to the CARES Act); (g) guarantees made by the Purchased Company on behalf of any Person; (h) all liabilities under leases that are required to be accounted for as capital or finance leases under GAAP; (i) all obligations with respect to any unfunded or underfunded employee benefit plan, program or arrangement with respect to current or former employees or service providers of the Purchased Company, including any pension, flexible spending accounts or retiree health plan or program, and all unpaid benefit plan contributions or contingent obligations, deferred compensation amounts, and unpaid bonuses for prior fiscal years, and any severance or other payments due any former employee, service provider or contractor of the Purchased Company who has been terminated prior to the Closing, together with the employer portion of any payroll Taxes attributable to such obligations; (j) the amount by which outstanding checks exceed the balance of accounts on which such checks were drawn; (k) any unpaid amounts owed by the Purchased Company to any Seller, Affiliate of any Seller or Related Party of any Seller, including any amounts due and owing under or payable in connection with the termination of any Related Party Agreements; (l) all declared and unpaid dividends or distributions of the Purchased Company; (m) any amounts (including the employer portion of any payroll Taxes) required to be paid to satisfy and extinguish or terminate any phantom equity or equity appreciation rights; and (n) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (m). “Indemnified Party” has the meaning set forth in Section 9.05. “Indemnifying Party” has the meaning set forth in Section 9.05.

- 9 - 4859-1793-3095.5 “Knowledge” or any other similar knowledge qualification means the actual knowledge of Gordon Glade, Jeff Keller, Robert Caldwell and Eric Mallak, and the knowledge that such managers and officers would have after reasonable inquiry. “Law” means any statute, law, ordinance, edict, directive, enforceable guidance, standard of care, pronouncement, regulation, rule, code, order, constitution, treaty, common law, injunction, ruling, judgment, decree, other requirement or rule of law enacted, adopted, promulgated, implemented or otherwise put into effect by any Governmental Authority. “Losses” means payments, losses, damages, liabilities, disbursements, deficiencies, injuries, Actions, deficiencies, settlements, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including attorneys’, accounting and other professional fees and the cost of enforcing any right to indemnification hereunder. “Material Adverse Effect” means any event, occurrence, fact, circumstance, development, effect, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, operations, results of operations, condition (financial or otherwise) or assets of the Purchased Company, or (b) the ability of any Seller or the Purchased Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, circumstance, development, effect, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Purchased Company operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) compliance with the terms of, or the taking of any action required or permitted by, this Agreement and the other agreements contemplated hereby; (vi) any changes in applicable Laws or accounting rules, including GAAP; (vii) any acts of God, calamities, earthquakes, floods, hurricanes, tornadoes, natural disasters or epidemics, pandemics, disease outbreaks or other public health emergencies or the effects thereof, including the imposition by a Governmental Authority of any travel restrictions, quarantine measures, factory or other closures or supply chain blockages or restrictions after the date hereof, including COVID-19 and any COVID-19 Measures; (viii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; or (ix) any failure by the Purchased Company to meet any published or internally prepared estimates of revenues, earnings or other economic performance for any period ending on or after the date of this Agreement provided that in the case of this clause (ix), the underlying cause of, or facts giving rise or contributing to, such changes or failure may be taken into account in determining whether a Material Adverse Effect has occurred if not otherwise excepted from this definition; provided, further, however, that any event, occurrence, fact, circumstance, development, effect, condition or change referred to in clauses (i) through (iv), (vi) or (vii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, circumstance, development, effect, condition or change has a disproportionate effect on the Purchased Company compared to other participants in the industries in which the Purchased Company conducts its businesses.

- 10 - 4859-1793-3095.5 “NMTC Facility” means the Purchased Company’s federal new market tax credit program financing transaction entered into in July 2017 and all Contracts entered into by the parties thereto in connection therewith (including that certain QALICB Indemnification Agreement entered into as of July 25, 2017, by and among Heartland Ag Kansas, LLC, Heartland Agriculture, LLC and JP Morgan Chase Bank, N.A., a national banking association), as described in greater detail in note 2 of the Purchased Company’s Audited Financial Statement (as defined below), which note 2 of the Audited Financial Statements is set forth on Section 1.01 of the Disclosure Schedules. “NMTC Loan” has the meaning set forth in Section 3.05. “Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities. “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity. “Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date. “Post-Closing Taxes” means Taxes of the Purchased Company for any Post-Closing Tax Period. “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date. “Pre-Closing Taxes” means Taxes of the Purchased Company for any Pre-Closing Tax Period. “Purchase Price” has the meaning set forth in Section 2.02. “Purchase Price Allocation Percentages” has the meaning set forth in Section 2.02. “Purchased Company” has the meaning set forth in the preamble. “R&W Insurance Policy” means the buyer-side representation and warranty insurance policy bound in favor of Buyer as of the date hereof. “Related Party” means (i) any present officer, director, manager, shareholder or member of the Purchased Company or any Affiliate of the Purchased Company or any Seller; (ii) any Seller or any Seller’s spouse; (iii) any member of the “immediate family” (as such term is defined under Rule 16a-1(e) of the Securities Exchange Act of 1934) of any Seller or any Seller’s spouse; or (iv) any Affiliate (other than Heartland Agriculture, LLC, an Iowa limited liability company, Heartland Ag Kansas, LLC, a Kansas limited liability company, Heartland

- 11 - 4859-1793-3095.5 Guaranty, LLC, a Nebraska limited liability company, Heartland Solutions LLC, a Nebraska limited liability company, or NMS Warranty Co., a Nebraska corporation) of the Purchased Company. “Related Party Agreements” means any Contract between any Related Party, on the one hand, and the Purchased Company, on the other hand, in each case, other than this Agreement. “Representative” means, with respect to any Person, any and all directors, managers, managing-members or other members of such Person’s governing body, officers, employees, consultants, advisors, counsel, accountants and Affiliates. “Securities” has the meaning set forth in the recitals. “Seller Fundamental Representations” means the representations and warranties in Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 3.10, Section 4.01, Section 4.02, Section 4.03, Section 4.04 and Section 4.05. “Seller Indemnitees” has the meaning set forth in Section 9.04. “Seller Releasing Parties” has the meaning set forth in Section 12.11. “Seller Representative” has the meaning set forth in Section 11.01. “Seller Representative Duties” has the meaning set forth in Section 11.01(a). “Seller Returns” has the meaning set forth in Section 7.01(c). “Seller Taxes” means (i) all Taxes imposed upon the Purchased Company with respect to any Pre-Closing Tax Period; (ii) with respect to any Straddle Period, all Taxes imposed on the Purchased Company which are allocable, pursuant to Section 7.03, to the Pre-Closing Tax Period; (iii) all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which the Purchased Company is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar Law; (iv) all Taxes of any Person imposed on the Purchased Company as a transferee or successor, by contract or pursuant to any Law, which Taxes relate to an event, transaction, or agreement occurring or entered into before the Closing; (v) all employer Taxes imposed as a result of any Transaction Expense to the extent not deducted at Closing from the Closing Purchase Price; and (vi) all Taxes of Sellers. “Sellers” has the meaning set forth in the preamble. “Tax” or “Taxes” mean any and all taxes, assessments, charges, duties, fees, levies and other governmental charges in the nature of a tax, administered or imposed by any Governmental Authority, including all U.S., domestic, and foreign, federal, national, state, provincial, local, and other net income, alternative or add-on minimum tax, capital stock, social security, gross income, gross receipts, sales, use, ad valorem, value added, goods and service, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty, escheat, unclaimed property, or any

- 12 - 4859-1793-3095.5 governmental fee or other assessment of any kind in the nature of a tax or other governmental fee, charge or other assessment of any kind whatsoever in the nature of a tax (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), together with all estimated taxes, deficiency assessments, interest, penalties, additions to tax or additional amounts imposed by any Governmental Authority thereon and shall include any Liability for such amounts as a result of (i) being a transferee or successor or member of a combined, consolidated, unitary or affiliated group, or (ii) a contractual obligation to indemnify any Person pursuant to any tax sharing, allocation or similar agreement or arrangement. “Tax Claim” has the meaning set forth in Section 7.07. “Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Third Party Claim” has the meaning set forth in Section 9.05(a). “Transaction Expenses” means (i) the fees and disbursements payable to investment bankers, brokers, financial advisors and finders engaged by the Purchased Company or any Seller, including D.A. Davidson Companies, as financial advisor to the Purchased Company; (ii) the fees and disbursements payable to counsel, accountants and other professional advisors incurred by the Purchased Company or, to the extent the Purchased Company is responsible therefor, any Seller, including Koley Jessen P.C., LLO, as legal counsel to the Purchased Company and Sellers; (iii) any change-in-control payments, bonus or other amounts payable, or that become payable, by the Purchased Company to any current or former employee, director, manager, independent contractor or consultant as a result of or in connection with the consummation of the transactions contemplated hereby, together with the employer portion of any payroll Taxes attributable to such obligations that is to be incurred by the Purchased Company in connection with the payment of any such amounts; and (iv) all other fees, disbursements, reimbursements, commissions, expenses or costs, in each case payable or incurred by the Purchased Company, Seller Representative or Sellers in connection with the negotiation, preparation, and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, but only to the extent any of the items set forth in clauses (i) through (iv) above have not been paid prior to the Closing Date. “Transfer Taxes” has the meaning set forth in Section 7.01(b). ARTICLE II PURCHASE AND SALE Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, each Seller shall sell, transfer and deliver to Buyer, free and clear of all Encumbrances, and Buyer shall purchase from each Seller, the Securities as listed opposite the name of such Seller in Section 2.01 of the Disclosure Schedules, in exchange for the consideration specified in Section 2.02. By execution of this Agreement, the Purchased Company and each Seller hereby waives any and all rights that the Purchased Company or any such Seller may have pursuant to the Operating Agreement of the Purchased Company, dated as

- 13 - 4859-1793-3095.5 of May 11, 2017, in connection with the sale and transfer of such Seller’s Securities, including under Article 9 thereof. Section 2.02 Purchase Price. The aggregate purchase price for the Securities shall be $3,000 (the “Purchase Price”). The Purchase Price shall be allocated among and paid to Sellers using the percentages as set forth on Section 2.02 of the Disclosure Schedules (the “Purchase Price Allocation Percentages”). Section 2.03 Transactions to be Effected at the Closing. (a) At the Closing, Buyer shall: (i) deliver to each Seller: (A) such Seller’s portion of the Purchase Price, based upon such Seller’s Purchase Price Allocation Percentage, by wire transfer of immediately available funds to an account designated in writing by such Seller to Buyer no later than three (3) Business Days prior to the Closing Date; and (B) all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to Section 8.02 of this Agreement. (b) At the Closing, Sellers shall deliver to Buyer: (i) assignments or other instruments of transfer with respect to the Securities duly executed by each of the Sellers; Section 2.04 [Reserved]. Section 2.05 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Securities contemplated hereby shall take place at a closing (the “Closing”) to be held at 9:00 a.m. Central Time no later than two (2) Business Days after the last of the conditions to Closing set forth in ARTICLE VIII have been satisfied or waived (other than the delivery of any documents to be delivered at Closing and the satisfaction of those conditions which, by their nature, are to be satisfied on the Closing Date, it being understood that the occurrence of the Closing shall remain subject to the delivery of such documents and the satisfaction or waiver of such conditions) remotely by exchange of documents and signatures (or their electronic counterparts), or at such other time or on such other date or at such other place as Seller Representative and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”). Notwithstanding the actual occurrence of the Closing at any particular time on the Closing Date, the Closing shall be deemed to occur and be effective at 12:01 AM Central Time on the Closing Date.

- 14 - 4859-1793-3095.5 ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE PURCHASED COMPANY Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, each Seller and the Purchased Company, jointly and severally, represent and warrant to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof. Section 3.01 Organization, Authority and Qualification of the Purchased Company. (a) The Purchased Company has full limited liability company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Purchased Company of this Agreement, the performance by the Purchased Company of its obligations hereunder, and the consummation by the Purchased Company of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of the Purchased Company. This Agreement has been duly executed and delivered by the Purchased Company, and (assuming due authorization, execution and delivery by Buyer, each of the Sellers and Seller Representative) this Agreement constitutes a legal, valid and binding obligation of the Purchased Company enforceable against the Purchased Company in accordance with its terms. (b) The Purchased Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Nebraska and has full limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Purchased Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. (c) The Purchased Company has made available to Buyer true, complete and correct copies of all of the Purchased Company organizational documents as in effect on the date hereof. Section 3.02 Capitalization. (a) The authorized membership interests of the Purchased Company consists of membership units, of which 100 membership units are issued and outstanding and constitute the Securities. The Securities constitute, as of the date hereof, and will constitute immediately prior to the Closing Date, all of the issued and outstanding membership units of the Purchased Company. All of the Securities have been duly authorized and validly issued. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own the entire legal and beneficial interest in, and good, valid and marketable title to, all of the Securities, free and clear of all Encumbrances, other than those Encumbrances imposed by or arising out of state or federal securities Laws. (b) All of the Securities were issued in compliance with applicable Laws. None of the Securities were issued in violation of any Contract, arrangement or commitment to

- 15 - 4859-1793-3095.5 which any Seller or the Purchased Company is a party or is subject to or in violation of any right of first refusal, subscription right, preemptive right or similar rights of any Person. (c) There are no outstanding, authorized, issued or granted options, warrants, convertible securities or other rights (contingent or otherwise), Contracts, arrangements or commitments of any character relating to the equity interests of the Purchased Company or obligating any Seller or the Purchased Company to issue or sell any membership interests of, or any other equity interest in, the Purchased Company. The Purchased Company does not have outstanding, authorized, issued or granted stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other Contracts or understandings in effect with respect to the voting or transfer of any of the Securities other than as set forth in the organizational documents of the Purchased Company. There are no Contracts between the Purchased Company and any Seller or any holder of the equity interests of the Purchased Company relating to the acquisition (including rights of first refusal, anti-dilution or pre-emptive rights), disposition, registration under the Securities Act of 1933, as amended, governance or voting of the equity interests of the Purchased Company. (d) The Purchased Company does not have any obligation to purchase, redeem or otherwise acquire any of its equity interests or to pay any dividend or make any other distribution in respect thereof. No Person is contesting, has contested or, to the Knowledge of the Purchased Company, has the right to contest the ownership of any of the equity interests of the Purchased Company or any distributions or contributions related thereto, or has any valid claim in respect of any of the equity interests or any other equity interest or right to any other equity interest of the Purchased Company. Section 3.03 No Subsidiaries. The Purchased Company does not own, control or otherwise hold, directly or indirectly, and during the five (5) year period prior to the date of this Agreement, the Purchased Company has not ever owned, controlled or otherwise held, any equity interest in, or right to acquire an equity interest in, or any interest that is convertible into or exercisable for the purchase of or exchangeable for any equity interest in, any corporation, partnership, joint venture, limited liability company, association or other business entity or Person. The Purchased Company is under no obligation to form or participate in, provide funds to, make any loan, capital contribution or other investment in any Person. Section 3.04 No Conflicts; Consents. The execution, delivery and performance by the Purchased Company of this Agreement and each instrument required hereby, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of the Purchased Company; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Purchased Company; (c) except as set forth in Section 3.04 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify, suspend, revoke, amend or cancel, or give rise to any obligation of the Purchased Company to make a payment, or result in the loss of any benefit to which the Purchased Company is entitled under, any Contract to which the

- 16 - 4859-1793-3095.5 Purchased Company is a party or by which the Purchased Company is bound or to which any of their respective properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of the Purchased Company; or (d) result in the creation or imposition of any Encumbrance on any properties or assets of the Purchased Company. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Purchased Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except as may be required under the HSR Act. Section 3.05 Assets; Liabilities. The Purchased Company has no assets, except that certain Promissory Note, dated July 25, 2017, with Purchased Company as lender and Chase NMTC Heartland Ag Investment Fund, LLC as borrower, in the principal amount of $12,409,000 (the “NMTC Loan”). The Purchased Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (including any Transaction Expenses), except that certain Promissory Note, dated July 25, 2017, with Heartland Agriculture, LLC as lender and the Purchased Company as borrower, in the principal amount of $12,409,000. Section 3.06 Employment Matters; Operations. The Purchased Company has no employees, independent contractors or consultants. Except for its role in the NMTC Facility, the Purchased Company has no business operations. Section 3.07 Legal Proceedings; Governmental Orders. (a) There are no Actions pending or, to the Knowledge of the Purchased Company, threatened (a) against or by the Purchased Company or affecting any of its properties or assets (or by or against any Seller or any Affiliate thereof and relating to the Purchased Company); or (b) against or by the Purchased Company, any Seller or any Affiliate of the Purchased Company or any Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the Knowledge of the Purchased Company, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. There is no Action pending or, to the Knowledge of the Purchased Company, threatened against any current or former director or employee of the Purchased Company with respect to which the Purchased Company has, or are reasonably likely to have, an indemnification obligation. (b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Purchased Company or any of its properties or assets. Section 3.08 Taxes. (a) All Tax Returns required to be filed on or before the date hereof by the Purchased Company have been timely filed, including applicable extensions. Such Tax Returns are true, complete and correct in all material respects. All Taxes due and owing by the Purchased Company (whether or not shown on any Tax Return) have been timely paid to the appropriate Governmental Authority.

- 17 - 4859-1793-3095.5 (b) No claim has been made by any taxing authority in any jurisdiction where the Purchased Company does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction. (c) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Purchased Company. (d) The Purchased Company is not a party to any Action by any taxing authority. There are no pending or, to the Knowledge of the Purchased Company, threatened Actions by any taxing authority. (e) Since formation, the Purchased Company has been classified as a partnership for U.S. federal income tax purposes. (f) Sellers or the Purchased Company has delivered or made available to Buyer copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Purchased Company for all Tax periods ended after January 1, 2018. (g) There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Purchased Company. (h) The Purchased Company is not a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement. The Purchased Company has no liability for the Taxes of any other Person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor under applicable Tax Law, or (iii) by Contract, other than Contracts entered into in the ordinary course of business and not relating primarily to Taxes. (i) No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Purchased Company. (j) The Purchased Company is not and has not been a member of a group with which it has filed or been included in a combined, consolidated or unitary income Tax Return. The Purchased Company is not liable for the Taxes of any person (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law) by reason of it having been a member of any group on or prior to the Closing Date, (ii) by reason of any contract, other than Contracts entered into in the ordinary course of business and not relating primarily to Taxes, or (iii) by reason of assumption, transferee or successor liability, operation of Law. (k) The Purchased Company will not be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of:

- 18 - 4859-1793-3095.5 (i) any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax Laws), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date; (ii) use of an improper method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date; (iii) an installment sale or open transaction occurring on or prior to the Closing Date; (iv) a prepaid amount or deferred revenue received on or before the Closing Date; (v) any “closing agreement” under Section 7121 of the Code, or similar provision of state, local or foreign Law entered into on or before the Closing Date; or (vi) any election under Section 108(i) of the Code (or any similar or analogous provision of state, local or foreign Law) made or entered into on or before the Closing Date. (l) Each Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. (m) The Purchased Company has not engaged in a transaction that the Internal Revenue Service has identified by regulation or other form of published guidance as a “reportable transaction,” as defined by Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b) (or any corresponding or similar provision of federal, state, local or foreign tax law). (n) There are no foreign (non-U.S.) jurisdictions in which the Purchased Company is subject to Tax, is engaged in business or has a permanent establishment. (o) No election under Section 1101(g)(4) of the Bipartisan Budget Act of 2015 has been made by or on behalf of the Purchased Company to have the amendments made by such provisions to apply to any income Tax Return of the Purchased Company with respect to any Tax period beginning on or before December 31, 2017. (p) There are no Tax credits, grants or similar amounts of or relating to the Purchased Company that are or could be subject to clawback or recapture as a result of (i) the transactions contemplated by this Agreement, or (ii) a failure by the Purchased Company prior to the Closing to satisfy one or more requirements on which the credit, grant or similar amount is or was conditioned. (q) The Purchased Company has not elected into any pass-through entity level tax regime in any state where it has an income tax filing obligation. Section 3.09 Books and Records. The minute book and stock record book of the Purchased Company, all of which have been made available to Buyer, are complete and correct

- 19 - 4859-1793-3095.5 in all material respects and have been maintained in accordance with sound business practices. The minute book of the Purchased Company contain accurate and complete records in all material respects of all meetings, and actions taken by written consent of, the equityholders, the board of directors or board of managers and any committees thereof of the Purchased Company, and no material meeting or action taken by written consent of any such equityholders, board of directors, board of managers or committee has been held for which minutes have not been prepared and are not contained in such minute book. At the Closing, all of those books and records will be in the possession of the Purchased Company. Section 3.10 Brokers. Except for D.A. Davidson Companies, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchased Company. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, each Seller, severally and not jointly, solely as to himself or itself, represents and warrants to Buyer that the statements contained in this ARTICLE IV are true and correct as of the date hereof. Section 4.01 Authority of Seller. Such Seller has the legal capacity and full power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Seller of this Agreement, the performance by such Seller of its obligations hereunder, and the consummation by such Seller of the transactions contemplated hereby have been duly authorized. This Agreement has been duly executed and delivered by such Seller, and (assuming due authorization, execution and delivery by Buyer and the other Sellers) this Agreement constitutes a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms. Section 4.02 Title to Securities. Such Seller owns beneficially and has good, valid and marketable title to all of the Securities as set forth opposite its name in Section 2.01 of the Disclosure Schedules, free and clear of all Encumbrances other than restrictions on transfer generally arising under applicable securities laws and other than imposed by agreements with the Purchased Company that will be terminated at Closing. Such Seller is not party to or bound by any agreement or instrument affecting or relating to such Seller’s right to transfer or vote the Securities owned by such Seller. Immediately after consummation of the transactions contemplated by this Agreement, Buyer shall own the entire legal and beneficial interest in, and good, valid and marketable title to, all of the Securities owned by such Seller, free and clear of all Encumbrances other than restrictions on transfer generally arising under applicable securities laws. Section 4.03 Legal Proceedings; Governmental Orders. No Action is pending or, to the knowledge of such Seller, threatened against such Seller before any Governmental Authority, including any court, arbitrator or mediator, which (i) challenges the validity of this Agreement or

- 20 - 4859-1793-3095.5 any action taken or to be taken in connection herewith, or (ii) would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on such Seller’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby. Section 4.04 No Conflicts; Consents. The execution, delivery and performance by such Seller of this Agreement to which it is a party and each instrument required hereby, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to such Seller; (b) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which such Seller is a party or by which such Seller is bound or to which any of its properties and assets are subject or any Permit affecting the properties or assets of such Seller; or (c) result in the creation or imposition of any Encumbrance on any properties or assets of such Seller, in each case which would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on such Seller’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to such Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except as may be required under the HSR Act. Section 4.05 Brokers. Except for D.A. Davidson Companies, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Seller. ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Buyer represents and warrants to the Purchased Company and each of the Sellers that the statements contained in this ARTICLE V are true and correct as of the date hereof. Section 5.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Buyer has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Sellers, the Purchased Company and Seller Representative) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

- 21 - 4859-1793-3095.5 Section 5.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and each instrument required hereby, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except as may be required under the HSR Act. Section 5.03 Investment Purpose. Buyer is acquiring the Securities solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Securities are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Section 5.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer. Section 5.05 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement. Section 5.06 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action. ARTICLE VI COVENANTS Section 6.01 Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this or consented to in writing by Buyer, the Purchased Company shall, and the Sellers shall cause the Purchased Company to, (x) conduct the business of the Purchased Company in the ordinary course of business consistent with past practice; and (y) use reasonable efforts to (A) preserve its business organization intact and maintain its physical assets and properties in good condition (ordinary wear and tear excepted), (B) maintain its existing relations and goodwill with all Governmental Authorities, customers, suppliers, distributors, brokers, lessors and employees, (C) use reasonable best efforts to keep available the services of its present employees and agents, and (D) not take or permit any action that would cause the Purchased Company to be in breach of any of the representations and warranties set

- 22 - 4859-1793-3095.5 forth in ARTICLE III. Without limiting the foregoing, from the date hereof until the Closing Date, the Purchased Company shall, and each Seller shall cause the Purchased Company to: (a) preserve and maintain all of its Permits; (b) pay its debts, Taxes and other obligations when due; and (c) maintain the properties and assets owned, operated or used by the Purchased Company in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear; provided, however, that the Purchased Company shall provide prompt written notice to Buyer prior its taking any COVID-19 Actions that are required by applicable Law, or, where not practicable to provide prior written notice, provide notice of such actions as promptly as possible thereafter. Notwithstanding anything to the contrary in the foregoing, prior to taking any COVID-19 Actions that are not actually required by applicable Law, the Purchased Company will inform and consult with Buyer, permit Buyer to review and discuss in advance, and consider in good faith the views of Buyer in connection with, any such proposed COVID-19 Action to be undertaken by the Purchased Company. The Purchased Company shall keep Buyer informed of the status of all material matters relating to any COVID-19 Action arising between the date hereof and the Closing Date and the actions being taken by the Purchased Company with respect thereto. Section 6.02 Access to Information. From the date hereof until the Closing, the Purchased Company and each Seller shall, (a) afford Buyer and its Representatives full and free access to and the right to inspect all of the assets, books and records, Contracts and other documents and data related to the Purchased Company; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Purchased Company as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Sellers and the Purchased Company to cooperate with Buyer in its investigation of the Purchased Company. Any investigation pursuant to this Section 6.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Sellers or the Purchased Company. Section 6.03 No Solicitation of Other Bids. (a) The Purchased Company and each of Sellers shall not, and shall not authorize or permit any of their Affiliates (including the Purchased Company) or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. The Purchased Company and each Seller shall immediately cease and cause to be terminated, and shall cause their Affiliates (including the Purchased Company) and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry,

- 23 - 4859-1793-3095.5 proposal or offer from any Person (other than Buyer or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Purchased Company; or (ii) the issuance or acquisition of shares of capital stock or membership interests or other equity securities of the Purchased Company. (b) In addition to the other obligations under this Section 6.03, the Seller Representative shall promptly (and in any event within three (3) Business Days after receipt thereof by any Seller, the Purchased Company or their Representatives) advise Buyer in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same. Section 6.04 Notice of Certain Events. (a) From the date hereof until the Closing, the Seller Representative and the Purchased Company shall promptly notify Buyer in writing of: (i) any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (B) has resulted in, or would reasonably be expected to result in, the failure of any of the conditions set forth in Section 8.02 to be satisfied; (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (iii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and (iv) any Actions commenced or threatened in writing against, relating to or involving or otherwise affecting Sellers or the Purchased Company that relates to the consummation of the transactions contemplated by this Agreement. Section 6.05 Resignations. On or prior to Closing, Sellers shall deliver to Buyer written resignations, effective as of the Closing Date, of all officers, directors and managers of the Purchased Company requested by Buyer. Section 6.06 Confidentiality. From and after the Closing, each Seller shall hold, and shall use its reasonable best efforts to cause its Affiliates and Representatives to hold, in confidence, and not disclose or use, any and all confidential or proprietary information, whether written or oral, concerning the Purchased Company; provided, however, that such Seller and their Affiliates and Representatives may disclose or use any such information (a) has become generally available to the public other than through a breach of this Agreement or any other confidentiality agreement by such Seller or any of its Affiliates and Representatives, (b) becomes available to such Seller or their Affiliates or Representatives on a non-confidential basis from a source other than any other party hereto or such other party’s Affiliates or Representatives,

- 24 - 4859-1793-3095.5 provided that such source is not known or reasonably believed by such Seller or their Affiliates or Representatives to be bound by a confidentiality agreement or other obligations of secrecy with respect thereto, (c) as may be required in any report, statement or testimony required to be submitted to any governmental authority having or claiming to have jurisdiction over it, or as may be otherwise required by applicable Law, or as may be required in response to any summons or subpoena, deposition, interrogatory, request for documents, regulatory requirement, civil investigative demand or in connection with any litigation or similar process, (d) as may be necessary to establish such Seller or their Affiliates or Representatives rights under this Agreement, (e) as may be necessary in relation to such Seller or their Affiliates or Representatives personal or corporate tax filings; or (f) as may be necessary for the purposes of carrying out such Seller’s or their Affiliates’ or Representatives’ duties and responsibilities as an employee or consultant of the Purchased Company or their Affiliates (if applicable). If any Sellers or any of its Affiliates or their respective Representatives are compelled to disclose any such information pursuant to clause (c) above, such Seller shall promptly notify Buyer in writing and shall disclose or cause to be disclosed only that portion of such information which is legally required to be disclosed, provided that, at Buyer’s sole cost and expense, such Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. The parties acknowledge that the Purchased Company and Buyer have previously executed a confidentiality agreement dated as of January 6, 2021 (the “Confidentiality Agreement”), the entirety of which will continue in full force and effect in accordance its respective terms, notwithstanding the execution and delivery of this Agreement, until the Closing, at which time the Confidentiality Agreement shall terminate and be of no further force or effect. The parties hereto acknowledge and agree that the existence of this Agreement, the Disclosure Schedules and the documents and instruments contemplated hereby, the terms and conditions hereof, the negotiations hereof and thereof and transactions contemplated hereby, shall constitute “Confidential Information” under the Confidentiality Agreement; provided, however, that Buyer and the Purchased Company shall be entitled to make disclosure of the existence and terms of this Agreement to the extent required in order for Buyer or the Purchased Company to fulfill its obligations under this Agreement. Section 6.07 Governmental Approvals and Consents. (a) Each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions (including those under the HSR Act) required under any Law applicable to such party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the Ancillary Documents. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals. (b) In furtherance and not in limitation of the terms of Section 6.07(a), to the extent required by applicable Laws, each of Buyer, Seller Representative, each Seller and the Purchased Company (i) shall, if not filed prior to the date hereof and if required under the HSR Act, file, or cause to be filed, a Notification and Report Form pursuant to the HSR Act with

- 25 - 4859-1793-3095.5 respect to the transactions contemplated by this Agreement within five (5) Business Days of the date hereof (including, if requested by Buyer and permitted under applicable Laws, a request for early termination of the applicable waiting period under the HSR Act), (ii) shall supply promptly any additional information and documentary material that may be reasonably requested by any Governmental Authority (including the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission) pursuant to the HSR Act necessary to consummate the transactions contemplated hereby, and (iii) shall cooperate in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by any Governmental Authority, including the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice or the office of any state attorney general. Any filing fees payable to a Governmental Authority in connection with any filings pursuant to the HSR Act shall be 100% the responsibility of, and payable by, Buyer. Each party shall promptly (A) supply the other with any information which may be required in order to effectuate such filings and (B) supply any additional information which reasonably may be required by a Governmental Authority of any jurisdiction and which the parties may reasonably deem appropriate. No party shall independently participate in any meeting, or engage in any substantive conversation, with any Governmental Authority in respect to any such filings, investigation or other inquiry without giving the other party prior notice of the meeting or conversation and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. None of Seller Representative, any Seller or any Heartland Company may agree to extend any waiting period under the HSR Act or agree to any pull and refile under the HSR Act without Buyer’s prior written consent, which may be withheld in Buyer’s sole and absolute discretion. The parties will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to the HSR Act; provided that Buyer and Buyer’s advisors will ultimately direct and control the parties’ strategy with respect to such proceedings. Each party shall (x) give the other party prompt notice of the commencement or threat of commencement of any Action by or before any Governmental Authority with respect to the transactions contemplated by this Agreement, (y) keep the other party informed as to the status of any such Action or threat, and (z) promptly inform the other party of any communication to or from any Governmental Authority regarding the transactions contemplated by this Agreement. (c) Sellers, Seller Representative, the Purchased Company and Buyer shall use reasonable best efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 3.04 of the Disclosure Schedules. (d) Without limiting the generality of the parties’ undertakings pursuant to subsections (a) and (b) above, each of the parties hereto shall use all reasonable best efforts to: (i) respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement or any Ancillary Document; (ii) avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement or any Ancillary Document; and

- 26 - 4859-1793-3095.5 (iii) in the event any Governmental Order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement or any Ancillary Document has been issued, to have such Governmental Order vacated or lifted. (e) If any consent, approval or authorization necessary to preserve any right or benefit under any Contract to which any Heartland Company is a party is not obtained prior to the Closing, Sellers and Seller Representative shall, subsequent to the Closing, cooperate with Buyer and the Purchased Company in attempting to obtain such consent, approval or authorization that is reasonably requested by Buyer as promptly thereafter as practicable, in each case at the sole cost and expense of Buyer. (f) All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between any Seller or the Purchased Company with Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law or any disclosure containing confidential or legally privileged information) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals; provided, that if a party seeks to withhold disclosure of such filing or submission because of the presence of confidential information, the parties’ respective legal representatives will cooperate to share such filing or submission on an “outside counsel only” basis. Without limiting anything contained in Section 6.07(a) or Section 6.07(b), each party shall give notice to the other party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact. (g) Notwithstanding the foregoing, nothing in this Section 6.07 shall require, or be construed to require, Buyer or any of its Affiliates to (i) agree to sell, hold separate, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Buyer, Heartland Agriculture, LLC, Heartland Ag Kansas, LLC, Heartland Guaranty, LLC, Heartland Solutions, LLC, NMS Warranty Co. or any of their respective Affiliates; (ii) agree to any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests; (iii) agree to any material modification or waiver of the terms and conditions of this Agreement; or (iv) comply with a request for additional information and documentary material pursuant to the HSR Act received from either the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission or commence or contest any legal proceeding related to this Agreement or the transactions contemplated hereby, if Buyer reasonably determines in good faith that such compliance or commencing or contesting such legal proceeding would not be advisable. Section 6.08 Closing Conditions. From the date hereof until the Closing, each party hereto shall, and Sellers shall cause the Purchased Company to, use reasonable best efforts to

- 27 - 4859-1793-3095.5 take such actions as are necessary to expeditiously satisfy the closing conditions set forth in ARTICLE VIII hereof. Section 6.09 Public Announcements. The Purchased Company and Sellers shall not issue any press release or other public disclosure relating to the subject matter of this Agreement without the prior written approval of Buyer. Buyer or its Affiliates may issue any press release or other public disclosure as it may deem necessary, appropriate or desirable with respect to the subject matter of this Agreement, including any public disclosure it believes is required by Law, regulation or stock exchange listing rule or requirement; provided, however, that, prior to the Closing, Buyer will use reasonable commercial efforts to seek to consult with Seller Representative regarding the form and substance of any such public disclosure prior to its release. Section 6.10 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. ARTICLE VII TAX MATTERS Section 7.01 Tax Covenants. (a) Without the prior written consent of Buyer (which consent shall not be unreasonably delayed, withheld or conditioned), Sellers (and, prior to the Closing, the Purchased Company, its Affiliates and its respective Representatives) shall not, to the extent it may affect, or relate to, the Purchased Company, make, change or rescind any Tax election or amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer or the Purchased Company in respect of any Post-Closing Tax Period. Without the prior written consent of Seller Representative (which consent shall not be unreasonably delayed, withheld or conditioned), after the Closing, Buyer shall not, and shall cause the Purchased Company not to, amend any Tax Return that would have the effect of increasing any Seller Taxes. (b) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax) (“Transfer Taxes”) shall be split such that 50% is payable by Buyer and 50% is payable by Sellers. Sellers shall, at their own expense, timely file any Tax Return or other document with respect to such Transfer Taxes (and Buyer shall cooperate with respect thereto as necessary). (c) Seller Returns. Seller Representative will prepare or cause to be prepared and file (or cause to be filed) in a timely manner all income Tax Returns of the Purchased Company required to be filed after the Closing Date for any Pre-Closing Tax Period (taking into account any valid extensions of time to file) (the “Seller Returns”). The Purchased Company

- 28 - 4859-1793-3095.5 will elect, pursuant to Code Section 6221(b) and Treasury Regulation Section 301.6221(b)-1, out of the centralized partnership audit regime on such federal income Tax Returns. Seller Representative will submit each such Seller Return to Buyer at least 15 days prior to the due date (taking into account any valid extensions) for Buyer’s review and comment. Seller Representative shall consider in good faith such changes to each Seller Return as are reasonably requested in a timely manner by Buyer. Seller Representative shall pay to Buyer on or before the date which is three days before the due date of such Tax Returns (after giving effect to any valid extensions) the amount, if any, of Seller Taxes payable by the Purchased Company under such Tax Return. (d) Buyer Returns. Buyer will prepare and file (or cause to be prepared and filed) in a timely manner all Tax Returns required to be filed by the Purchased Company after the Closing Date (after giving effect to any valid extensions of the due date for filing any such Tax Returns) for Pre-Closing Tax Periods (other than the Seller Returns) and for any Straddle Period (the “Buyer Returns”). Buyer will submit any Buyer Returns to Seller Representative for review and comment, to the extent Sellers could be liable for any Seller Tax reported on any such Buyer Return, at least 15 days prior to the due date (after giving effect to any valid extensions). Buyer shall consider in good faith such changes to each Buyer Return as are reasonably requested in a timely manner by Seller Representative. Seller Representative shall pay to Buyer on or before the date which is three days before the due date of any Buyer Returns (after giving effect to any valid extensions) the amount, if any, of Seller Taxes relating to the Taxes payable by the Purchased Company under such Buyer Return. The preparation and filing of any Tax Return of the Purchased Company that does not relate to a Pre-Closing Tax Period or Straddle Period shall be exclusively within the control of Buyer. (e) After the Closing Date, Buyer and the Purchased Company will not, without obtaining the written consent of the Seller Representative, agree to the waiver or any extension of the statute of limitations relating to any Taxes of the Purchased Company for any Pre-Closing Tax Period. (f) Sellers shall have the right to (i) any Tax refunds received by the Purchased Company for any Pre-Closing Tax Period or (ii) any credits against Taxes in lieu of refunds described in clause (i). Buyer shall pay such amounts to the Seller Representative, for further distribution to the Sellers based on the Purchase Price Allocation Percentages, no later than thirty (30) days after the receipt by the Purchased Company of such Tax refunds or credits. (g) All Transaction Tax Deductions shall be claimed in a Pre-Closing Tax Period, except as otherwise required by applicable Law. Section 7.02 Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements, whether written or not, binding upon the Purchased Company shall be terminated as of the Closing Date. After such date, none of the Purchased Company, any Seller nor any of a Seller’s Affiliates and their respective Representatives shall have any further rights or liabilities thereunder. Section 7.03 Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle

- 29 - 4859-1793-3095.5 Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be: (a) in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and (b) in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period. Section 7.04 Tax Treatment. Buyer and Sellers agree that for U.S. federal, state and local income Tax purposes the sale by Sellers of the Securities shall be treated pursuant to Revenue Ruling 99-6, Situation 2, such that (a) upon the Closing, the Purchased Company is terminated as a partnership for federal, state and local income Tax purposes pursuant to Section 708(b)(1) of the Code, (b) Sellers shall be treated as having sold the Securities to Buyer, and shall report gain or loss pursuant to Sections 741 and 751 of the Code to the extent applicable, (c) for purposes of determining the income Tax treatment of Buyer, the Purchased Company is deemed to have made a liquidating distribution to Sellers and Buyer is deemed to have purchased the assets deemed to have been distributed to Sellers, and thus receives a step-up in basis in such assets and (d) immediately following the Closing, the Purchased Company shall be treated as a disregarded entity owned by Buyer, although for legal and employment Tax purposes, the Purchased Company will continue as a separate entity wholly-owned by Buyer. Section 7.05 Allocation of Purchase Price. For U.S. federal, state and local income Tax purposes, the parties agree that the Purchase Price, liabilities, and other acquisition consideration allocable for U.S. federal income tax purposes shall be allocated among the assets of the Purchased Company deemed to have been purchased by Buyer for U.S. federal income tax purposes. Such allocations shall be made pursuant to Section 1060 of the Code and the Treasury Regulations promulgated thereunder in accordance with the methodology set forth in Section 7.05 of the Disclosure Schedules (the “Allocation Methodology”). Within sixty (60) days following the Closing Date, Buyer shall deliver to Seller Representative a statement (the “Allocation Statement”), which shall allocate the Purchase Price and other acquisition consideration allocable for federal income Tax purposes among the assets of the Purchased Company (the “Allocation”). Notwithstanding anything in this Agreement to the contrary, the parties agree that the Allocation Statement (and computation of the Allocation) will be consistent with the methodologies, policies and principles of the Allocation Methodology. If, within thirty (30) days after the delivery of the Allocation Statement, Seller Representative notifies Buyer in writing that Seller Representative objects to the Allocation set forth in the Allocation Statement, Buyer and Seller Representative shall negotiate in good faith to resolve such dispute within sixty (60) days. In the event that Buyer and Seller Representative are unable to resolve such dispute, such disputed items shall be submitted for resolution to the Minneapolis, Minnesota office of KPMG US LLP or, if the Minneapolis, Minnesota office of KPMG US LLP is unable to serve, Buyer and Seller Representative shall appoint by mutual agreement within five (5) Business Days the office of an impartial nationally recognized firm of independent certified public

- 30 - 4859-1793-3095.5 accountants, who, acting as experts and not arbitrators, shall resolved the disputed items only. Upon resolution of the disputed items, the Allocation reflected on the Allocation Statement shall be adjusted to reflect such resolution. The fees and expenses of the Independent Accountant shall be borne equally by Buyer and Sellers. In the event that Seller Representative notifies Buyer that it accepts the Allocation Statement, or does not notify Buyer in writing of any objections to the Allocation Statement during such thirty (30) day period, Sellers shall be considered to have accepted the accuracy of the Allocation Statement delivered by Buyer and such Allocation Statement (and the Allocation set forth therein) shall be final, conclusive and binding upon the parties. The parties shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Allocation Statement. Section 7.06 Tax Consistency. Except as Buyer and Seller Representative may otherwise agree or as may be required otherwise pursuant to a final determination within the meaning of Section 1313(a) of the Code or a corresponding provision of Tax Law, Buyer and Sellers shall take no position on any Tax Return, in any refund claim, in any litigation or proceeding, or otherwise, inconsistent with this ARTICLE VII, and no party shall agree to any proposed adjustment to the Allocation by any Governmental Authority without first giving the others prior written notice. Section 7.07 Contests. Buyer agrees to give written notice to Seller Representative of the receipt of any written notice by the Purchased Company, Buyer or any of Buyer’s Affiliates which involves the assertion of any claim, or the commencement of any Action, in respect of which an indemnity may be sought by Buyer pursuant to this ARTICLE VII (a “Tax Claim”); provided, that failure to comply with this provision shall not affect Buyer’s right to indemnification hereunder. Buyer shall control the contest or resolution of any Tax Claim; provided, however, that Buyer shall obtain the prior written consent of Seller Representative (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a Tax Claim or ceasing to defend such Tax Claim to the extent indemnity may be sought by Buyer pursuant to this ARTICLE VII with respect to such settlement; and, provided further, that Seller Representative shall be entitled to participate in the defense of such Tax Claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Seller Representative. Section 7.08 Cooperation and Exchange of Information. Sellers and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this ARTICLE VII or in connection with any audit or other proceeding in respect of Taxes of the Purchased Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each Seller and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Purchased Company for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Purchased Company for any taxable period beginning

- 31 - 4859-1793-3095.5 before the Closing Date, Sellers or Buyer (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials. ARTICLE VIII CONDITIONS TO CLOSING Section 8.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions: (a) The filings of Buyer and Sellers pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated. (b) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof. (c) The parties thereto will have closed (or will have satisfied or waived all conditions to closing and be prepared to close simultaneously with the transactions contemplated by this Agreement) the transactions contemplated by that certain Securities Purchase Agreement, dated as of the date hereof (the “Heartland Agriculture Purchase Agreement”), by and among the Buyer, the sellers set forth therein, Heartland Agriculture, LLC and the seller representative identified therein (the “Heartland Agriculture Transaction”). (d) The parties thereto will have closed (or will have satisfied or waived all conditions to closing and be prepared to close simultaneously with the transactions contemplated by this Agreement) the transactions contemplated by that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Buyer, the sellers set forth therein, Heartland Solutions LLC and the seller representative identified therein (the “Heartland Solutions Transaction”). Section 8.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions: (a) Other than the Seller Fundamental Representations, the representations and warranties of the Purchased Company and Sellers contained in ARTICLE III and ARTICLE IV of this Agreement (read without regarding to any materiality or Material Adverse Effect qualifiers) shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), except where the failure of such representations and warranties to be true and correct in all respects do not have and would not reasonably be expected to have Material Adverse Effect. The Seller Fundamental

- 32 - 4859-1793-3095.5 Representations shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such dates (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). (b) Sellers and the Purchased Company shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date. (c) No Action shall have been commenced against Sellers or the Purchased Company which would reasonably be expected to prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby. (d) All approvals, consents and waivers that are listed in Section 8.02(d) of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing. (e) From the date of this Agreement, there shall not have occurred any Material Adverse Effect. (f) Buyer shall have received resignations of the directors, managers and officers of the Purchased Company pursuant to Section 6.05. (g) Seller Representative shall have delivered to Buyer a good standing certificate (or its equivalent) for the Purchased Company from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Purchased Company is organized. (h) Buyer shall have received a certificate, dated as of the Closing Date and signed by Seller Representative (on behalf of all Sellers), that each of the conditions set forth in Section 8.02(a) and Section 8.02(b) have been satisfied. (i) Buyer shall have received a certificate of an officer (or equivalent representative) of the Purchased Company certifying that attached thereto are (i) true and complete copies of all resolutions or other action of the governing body of the Purchased Company authorizing the execution, delivery and performance of this Agreement and each instrument required hereby, and the consummation of the transactions contemplated hereby, and that all such resolutions or actions are in full force and effect, (ii) correct and complete copies of the Purchased Company’s organizational documents and (iii) incumbency certificates of the persons authorized to execute and deliver this Agreement or any other instrument required hereby on behalf of the Purchased Company. (j) Each Seller shall have delivered an IRS Form W-9 for such Seller. Section 8.03 Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Sellers’ waiver, at or prior to the Closing, of each of the following conditions:

- 33 - 4859-1793-3095.5 (a) The representations and warranties of Buyer contained in ARTICLE V of this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the Closing Date with the same effect as though made at and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), except where any failure of such representations and warranties to be so true and correct would not materially delay or prevent the consummation of the transactions contemplated by this Agreement. (b) No Action shall have been commenced against Buyer or its Affiliates which would reasonably be expected to prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby. (c) Seller Representative shall have received a certificate, dated as of the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 8.03(a) have been satisfied. ARTICLE IX INDEMNIFICATION Section 9.01 Survival. None of the representations, warranties, covenants or agreements of Buyer, the Purchased Company or Sellers in this Agreement shall survive the Closing for any purpose and no claims may be made after the Closing with respect to any such representations, warranties, covenants or agreements; except that (a) a claim for Fraud may be brought at any time until the expiration of the applicable statute of limitations, (b) the covenants or agreements in this Agreement that by their terms apply or require performance in their entirety before the Closing shall survive until the occurrence of the Closing and shall thereupon terminate and no claims may be made with respect thereto following the Closing, and (c) the covenants or agreements in this Agreement that by their express terms contemplate performance at or after the Closing shall survive the Closing until fully performed or waived and otherwise in accordance with their terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non- breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the applicable survival period and such claims shall survive until finally resolved. Section 9.02 Indemnification By Sellers. Each Seller, jointly and severally, shall indemnify and defend each of Buyer and its Affiliates (including the Purchased Company following the Closing), its and their respective direct or indirect beneficial owners and its and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

- 34 - 4859-1793-3095.5 (a) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Purchased Company at or prior the Closing pursuant to this Agreement, but specifically excluding all representations and warranties in ARTICLES III & IV; (b) any Transaction Expenses or Closing Indebtedness; (c) any Fraud on the part of the Purchased Company; or (d) any Seller Taxes. Section 9.03 Several Indemnification By Sellers. Each Seller, severally and not jointly, shall indemnify and defend each Buyer Indemnitee against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of: (a) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by such Seller pursuant to this Agreement, but specifically excluding all representations and warranties in ARTICLES III & IV; or (b) any Fraud on the part of such Seller. Section 9.04 Indemnification By Buyer. Buyer shall indemnify and defend each Seller and its Affiliates, its and their respective direct or indirect beneficial owners and its and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of: (a) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer or Buyer’s Affiliates at or after the Closing pursuant to this Agreement; or (b) Fraud on the part of Buyer. Section 9.05 Indemnification Procedures. The party making a claim under this ARTICLE IX is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this ARTICLE IX is referred to as the “Indemnifying Party”. (a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is actually

- 35 - 4859-1793-3095.5 and materially prejudiced thereby. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall provide reasonable cooperation in such defense; provided, that if the Indemnifying Party is a Seller, such Seller, as Indemnifying Party, shall have the right to assume such defense only if such Seller notifies Buyer in writing, within twenty (20) days after the Indemnified Party has given notice of the Third Party Claim, that such Seller will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim; provided further however, such Seller shall not have the right to defend or direct the defense of any such Third Party Claim if (a) the Third Party Claim is asserted directly by, or on behalf of, a Person that is a Governmental Authority or current employee of Buyer, (b) the Third Party Claim seeks an injunction or other equitable relief against the Indemnified Party, (c) the Third Party Claim involves or otherwise arises in connection with any criminal Action or any matter relating to Environmental Law, (d) the assumption of defense of the Third Party Claim by the Indemnifying Party is reasonably likely to cause a Buyer Indemnitee to lose coverage under the R&W Insurance Policy, or (e) a Buyer Indemnitee or the insurer is required to assume the defense of such Third Party Claim pursuant to the R&W Insurance Policy or the insurer has indicated in writing their desire to assume control of such defense pursuant to rights of the insurers under the R&W Insurance Policy. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 9.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of one counsel to the Indemnified Party. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 9.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Sellers and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.06) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim. (b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section

- 36 - 4859-1793-3095.5 9.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party defends the Third Party Claim pursuant to Section 9.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). (c) Direct Claims. Any Action by an Indemnified Party on account of a Loss that does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is actually and materially prejudiced thereby. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors a reasonable opportunity to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall reasonably assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Purchased Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnified Party shall be entitled to pursue any or all remedies as may be available to the Indemnified Party under this ARTICLE IX. (d) Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of the Purchased Company shall be governed exclusively by ARTICLE VII hereof. Section 9.06 Payments. (a) Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE IX, the Indemnifying Party shall satisfy its obligations within ten (10) Business Days of such agreement or adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such ten (10) Business Day period, any amount payable

- 37 - 4859-1793-3095.5 shall accrue interest from and including the date of agreement of the Indemnifying Party or final adjudication to but excluding the date such payment has been made at a rate per annum equal to the prime rate as quoted in the Money Rates Section of The Wall Street Journal on the date of such agreement of the Indemnifying Party or the final, non-appealable adjudication. Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed. (b) Notwithstanding anything to the contrary set forth herein, for the purposes of determining whether there has been any inaccuracy in or breach of any representation or warranty and for purposes of determining the amount of any Losses resulting therefrom, each representation and warranty shall be read without regard and without giving effect to any materiality, material, material respects, Material Adverse Effect, or other similar unquantified qualification of magnitude contained in or otherwise applicable to such representation or warranty. (c) Except in the case of Fraud, no Seller shall be required to indemnify the Buyer Indemnitees pursuant to this ARTICLE IX for Losses to the extent the aggregate amount of Losses for which such Seller has indemnified the Buyer Indemnitees pursuant to this ARTICLE IX or the Buyer Indemnitees (as defined in the Heartland Agriculture Purchase Agreement) pursuant to Article IX of the Heartland Agriculture Purchase Agreement exceeds the sum of (i) the product of such Seller’s Purchase Price Allocation Percentage multiplied by the Purchase Price plus (ii) the product of (A) such Seller’s Purchase Price Allocation Percentage multiplied by (B) the sum of (1) the Purchase Price plus (2) the amount, if any, by which Closing Working Capital is greater than the Target Net Working Capital (for purposes of subclause (ii) of this Section 9.06(c), the defined terms will have the meaning given to such terms in the Heartland Agriculture Purchase Agreement). Section 9.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law. Section 9.08 Remedies. (a) Buyer shall not procure or accept the issuance of or agree to bind any binding policy for buyer-side representation and warranty insurance (including the R&W Insurance Policy) that provides that the insurers that provide such policy will have the right to pursue any subrogation or contribution rights or any other claims against any Seller, except for subrogation rights for Fraud by such Seller or the Purchased Company. Except in the case of Fraud, the parties acknowledge and agree the sole and exclusive remedy of Buyer and the Buyer Indemnitees with respect to breaches of representations and warranties of the Sellers or the Purchased Company in this Agreement shall be the R&W Insurance Policy, including in the event the R&W Insurance Policy is revoked, cancelled or modified in any manner or if the R&W Insurance Policy insurer denies coverage for, or is unable to pay, any Losses of Buyer or the Buyer Indemnitees. (b) Except in the case of Fraud, the sole and exclusive remedy of (i) Buyer and the Buyer Indemnitees with respect to any and all claims for the matters set forth in Section 9.02 and Section 9.03 or (ii) Sellers and Sellers Indemnities with respect to any and all claims for

- 38 - 4859-1793-3095.5 the matters set forth in Section 9.04 shall be pursuant to the indemnification provisions set forth in this ARTICLE IX. (c) Nothing in this ARTICLE IX shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of Fraud. Notwithstanding anything to the contrary contained herein, no limitations (including any survival limitations and other limitations set forth in this ARTICLE IX), qualifications or procedures in this Agreement shall be deemed to limit or modify the ability of Buyer to make claims under or recover under the R&W Insurance Policy, it being understood that any matter for which there is coverage available under the R&W Insurance Policy shall be subject to the terms, conditions and limitations, if any, set forth in the R&W Insurance Policy. (d) The parties hereto agree that the provisions in this Agreement relating to indemnification, and the limits imposed on Buyer’s remedies with respect to this Agreement and the transactions contemplated hereby, were specifically bargained for between sophisticated parties and were specifically taken into account in the determination of the amounts to be paid to Sellers hereunder. Section 9.09 Representations and Warranty Insurance. The Purchased Company shall, and Sellers shall cause the Purchased Company to, use commercially reasonable efforts to provide Buyer with all cooperation and assistance as is reasonably requested by Buyer in arranging and obtaining the R&W Insurance Policy. Section 9.10 No Circular Recovery. Each Seller hereby agrees that he or it will not make any claim for indemnification, contribution or advancement of expenses against the Purchased Company or, after the Closing, Buyer by reason of the fact that such Seller was an equity holder, controlling person, manager or representative of the Purchased Company (whether such claim is for Losses of any kind or otherwise and whether such claim is pursuant to any Law, Contract, organizational document of the Purchased Company or otherwise) with respect to any claim brought by a Buyer Indemnitee against a Seller under this Agreement (or the underlying facts and circumstances of any such claim) or otherwise relating to this Agreement or any of the transactions contemplated hereby. With respect to any claim brought by a Buyer Indemnitee against any Seller under this Agreement or otherwise relating to this Agreement or any of the transactions contemplated hereby, such Seller shall not claim and such Seller expressly waives any right of subrogation, contribution, advancement, indemnification or other claim against the Purchased Company with respect to any amounts owed by such Seller pursuant to this ARTICLE IX or otherwise. Section 9.11 Collateral Sources. The Buyer Indemnitees right to indemnification pursuant to this ARTICLE IX for Losses will be reduced by the amounts actually recovered by the Buyer Indemnitees under any applicable insurance policies, contractual rights or other collateral sources (net of collection costs and related expenses, including increased insurance premiums on a prospective basis) as a result of the facts that entitled the Buyer Indemnitees to indemnification pursuant to this ARTICLE IX. The Buyer Indemnitees shall use commercially reasonable efforts to make all claims and to collect any amounts recoverable under applicable insurance policies, indemnification agreements, contracts and similar rights; provided, however, excluding as it relates to the RWI Insurance Policy, notwithstanding anything herein to the

- 39 - 4859-1793-3095.5 contrary, such efforts shall not (i) require the Buyer Indemnitee to (A) incur any out-of-pocket fees or expenses or (B) litigate or arbitrate any claim, in each case, against any customer, supplier or other material business relationship if such action could have a material negative impact on the business of the Purchased Company. Section 9.12 Mitigation. The Buyer Indemnitees will use commercially reasonable efforts to mitigate any and all Losses incurred by such Buyer Indemnitees arising out of any matter for which such Buyer Indemnitees is entitled to indemnification pursuant this ARTICLE IX; provided, however, notwithstanding anything herein to the contrary, excluding as it relates to the RWI Insurance Policy such efforts shall not (i) require the Buyer Indemnitee to (A) incur any out-of-pocket fees or expenses or (B) litigate or arbitrate any claim, in each case, against any customer, supplier or other material business relationship if such action could have a material negative impact on the business of the Purchased Company. ARTICLE X TERMINATION Section 10.01 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by the mutual written consent of Seller Representative and Buyer; (b) by Buyer by written notice to Seller Representative if: (i) there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by any Seller or the Purchased Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VIII and such breach, inaccuracy or failure has not been cured by such Seller or the Purchased Company within ten (10) Business Days of Seller Representative’s receipt of written notice of such breach from Buyer; or (ii) any of the conditions set forth in Section 8.01 or Section 8.02 shall not have been fulfilled by September 30, 2022 (the “End Date”), unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; (c) by Seller Representative by written notice to Buyer if: (i) there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VIII and such breach, inaccuracy or failure has not been cured by Buyer within ten (10) Business Days of Buyer’s receipt of written notice of such breach from Seller Representative; or (ii) any of the conditions set forth in Section 8.01 or Section 8.03 shall not have been fulfilled by the End Date, unless such failure shall be due to the failure of any Seller or the Purchased Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

- 40 - 4859-1793-3095.5 (d) by Buyer or Seller Representative in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable; or (e) automatically upon the termination of (i) the purchase agreement with respect to the Heartland Agriculture Transaction, (ii) the purchase agreement with respect to the Heartland Solutions Transaction or (iii) the resignation and general mutual release agreement with respect to the CNH Transaction. Section 10.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this ARTICLE X, this Agreement shall forthwith become null and void and there shall be no liability on the part of any party hereto except: (a) as set forth in this ARTICLE X and ARTICLE XI hereof; and (b) that nothing herein shall relieve any party hereto from liability for any willful or intentional breach of any provision of this Agreement, for Fraud by such party (in connection with any representation or warranty in this Agreement), or fraud (in connection with any covenant or agreement in this Agreement). ARTICLE XI SELLER REPRESENTATIVE Section 11.01 Appointment of Seller Representative. (a) Each Seller irrevocably appoints and authorizes Robert Caldwell as his or its representative under this Agreement (“Seller Representative”) and in such capacity as his or its agent and attorney-in-fact to take such action as agent and attorney-in-fact on each Seller’s behalf and to exercise such powers under this Agreement as are specified herein or therein, together with all such powers as are reasonably incidental thereto (the “Seller Representative Duties”). Seller Representative may perform his Seller Representative Duties as such through sub-agents and attorneys-in-fact and shall have no liability for any acts or omissions of any such sub-agent or attorney. Buyer shall be entitled to deal exclusively with Seller Representative on behalf of any and all Sellers with respect to all Seller Representative Duties, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Seller by Seller Representative, and on any other action taken or purported to be taken on behalf of any Seller by Seller Representative, as fully binding upon such Seller, in each case in connection with the Seller Representative Duties. (b) Each Seller, fully and without restriction, agrees to be bound by all notices given and received and agreements and determinations made by and documents executed and delivered by Seller Representative under or in connection with this Agreement or any of the transactions contemplated hereby, in each case in connection with the Seller Representative Duties.

- 41 - 4859-1793-3095.5 (c) Seller Representative may consult with legal counsel, accountants and other experts selected by Seller Representative and shall not be liable to any Seller for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. (d) Seller Representative shall not be liable for any action or omission otherwise taken by Seller Representative hereunder except in the case of willful misconduct by Seller Representative. Seller Representative shall not be deemed to be a trustee or other fiduciary on behalf of Sellers or any other Person, nor shall Seller Representative have any liability in the nature of a trustee or other fiduciary. Seller Representative does not make any representation or warranty as to, nor shall it be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of Sellers under this Agreement (except those express covenants or agreements of Seller Representative set forth herein), or (iii) the genuineness of this Agreement or any other instrument or writing furnished in connection herewith or therewith. Seller Representative shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, email or other writing) believed by it to be genuine and to be signed or sent by the proper party. (e) Each Seller shall, ratably in accordance with its Purchase Price Allocation Percentage pay or reimburse Seller Representative, upon presentation of an invoice, for all costs and expenses of Seller Representative (including fees and expenses of third parties retained by Seller Representative) in connection with the Seller Representative Duties. (f) Each Seller, ratably in accordance with its Purchase Price Allocation Percentage, agrees to indemnify, defend and hold harmless Seller Representative and Seller Representative’s agents, attorneys or advisors against any damages that such indemnitees may suffer or incur in connection with service as Seller Representative, or any action taken or omitted by such indemnitees hereunder (except such resulting from such indemnitees’ willful misconduct). (g) Seller Representative may resign at any time by giving written notice thereof to Buyer and Sellers. Upon any such resignation or upon Seller Representative’s death or legally determined incapacity, Sellers shall appoint a successor Seller Representative. If no successor Seller Representative shall have been appointed by Sellers and have accepted such appointment within 60 days after the retiring Seller Representative gives a notice of resignation, then the retiring Seller Representative, may, on behalf of Sellers appoint a successor Seller Representative, which may be any Seller or a third party provider of trust or representative services and will notify Buyer in writing accordingly. Upon the acceptance of an appointment as Seller Representative hereunder by a successor Seller Representative, such successor Seller Representative shall thereupon succeed to and become vested with all the rights and duties of the former Seller Representative, and the former Seller Representative shall be discharged from its duties and obligations hereunder. After a Seller Representative’s resignation or otherwise ceasing to serve hereunder as Seller Representative, the provisions of this Agreement shall inure to such former Seller Representative’s benefit as to any actions taken or omitted to be taken while acting as Seller Representative.

- 42 - 4859-1793-3095.5 ARTICLE XII MISCELLANEOUS Section 12.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. Section 12.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.02): If to any Seller, Seller Representative or the Purchased Company prior to Closing: Robert Caldwell 10555 Pioneers Blvd Lincoln, NE 68520 E-mail: caldwellcorp1@gmail.com with a copy to: Koley Jessen P.C., LLO One Pacific Place 1125 S. 103rd Street, Suite 800 Omaha, NE 68124 E-mail: brian.harr@koleyjessen.com Attention: Brian L. Harr If to Buyer or the Purchased Company after Closing: Titan Machinery Inc. 644 East Beaton Drive West Fargo, ND 58078-2648 Attention: General Counsel E-mail: Steve.Noack@titanmachinery.com with a copy (not constituting notice) to: Hodgson Russ LLP The Guaranty Building 140 Pearl Street, Suite 100 Buffalo, NY 14202 Attention: John J. Zak Craig M. Fischer Email: jzak@hodgsonruss.com

- 43 - 4859-1793-3095.5 cfischer@hodgsonruss.com Section 12.03 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections and Disclosure Schedules mean the Articles and Sections of, and Disclosure Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. References to documents being “made available” or “delivered” will mean (i) that any such document was posted as of 6:00 p.m. Central Time on the date prior to the date of this Agreement in the online data room operated by Firmex under the heading Project Red (the “Dataroom”), (ii) that any such document was made accessible to Buyer and its Representatives as of the time of such posting, and (iii) the responsiveness of such document to a particular provision of this Agreement is reasonably apparent on the face of such document. Section 12.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. Section 12.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. Section 12.06 Entire Agreement. This Agreement and the Disclosure Schedules constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedules (other than an exception set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control. Section 12.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of parties hereto may assign its rights or obligations hereunder without the prior written consent of the other parties hereto; provided, however, that prior to the Closing Date, Buyer may,

- 44 - 4859-1793-3095.5 without the prior written consent of Sellers or the Purchased Company, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries; provided that Buyer remains Liable for compliance with the terms of this Agreement. No assignment shall relieve the assigning party of any of its obligations hereunder. Section 12.08 No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Section 12.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Section 12.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). (b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY

- 45 - 4859-1793-3095.5 HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 12.10(c). Section 12.11 Seller Release. Effective as of the Calculation Time, each Seller, including on behalf of anyone claiming through such Seller (including such Seller’s Affiliates) and the heirs, executors, personal representatives, successors and assigns of any of the foregoing (collectively, the “Seller Releasing Parties”), hereby irrevocably and unconditionally releases and forever discharges each of Buyer, each of the Purchased Company, Heartland Agriculture, LLC, Heartland Ag Kansas, LLC, Heartland Guaranty, LLC, Heartland Solutions, LLC, NMS Warranty Co., each subsidiary of any of the foregoing, and each current and former equityholder, director, manager, officer, employee and agent of any of the foregoing, and the respective heirs, executors, personal representatives, successors and assigns of each of the foregoing (collectively, the “Buyer Released Parties”), of and from any and all Actions and Losses, whatsoever, whether in law, common law, or in equity, and whether based on or alleged to be associated with an Action founded in negligence or strict liability, which any of the Seller Releasing Parties now has, ever had or may have against each of the Buyer Released Parties, now or in the future, in each case, arising out of or in connection with any matter, cause, thing, fact or circumstance which existed on or prior to the Closing Date or arising out of events occurring or conditions existing on or prior to the Closing Date. Notwithstanding the foregoing, nothing contained in this Section 12.11 will operate to waive or release any and all Actions or Losses, whatsoever, whether in law, common law, or in equity, and whether based on or alleged to be associated with an Action founded in negligence or strict liability (i) that any Seller Releasing Party has under this Agreement, any Schedule hereto or any other agreement, certificate, or instrument delivered in connection with the transactions contemplated hereby; (ii) any contract of employment and/or consultancy services with Buyer, the Purchased Company, or any of their respective Affiliates to which such Seller Releasing Party is a party and which shall continue to have effect following Closing; (iii) [reserved]; (iv) [reserved]; (v) subject to the limitations set forth in Section 9.10 hereof, with respect to any indemnification rights of a Seller Releasing Party under the Purchased Company’s organizational documents, if any; and (vi) that any Seller Releasing Party now has, has ever had or may hereafter have against any of the Buyer Released Parties on account of or by reason of any matter, cause or thing whatsoever to the extent arising solely at or after the Closing. Section 12.12 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such breach. It is accordingly agreed that, prior to a valid termination of this Agreement in accordance with its terms: (a) Buyer shall be entitled to an injunction, specific performance and other equitable relief to prevent or restrain

- 46 - 4859-1793-3095.5 breaches or threatened breaches of this Agreement by Sellers or the Purchased Company and to enforce specifically all of the terms and provisions hereof, and (b) Sellers and the Purchased Company shall be entitled to an injunction, specific performance and other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by Buyer and to enforce specifically all of the terms and provisions hereof. Sellers and the Purchased Company, on the one hand, and Buyer, on the other hand, hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of the provisions of this Agreement identified above in this Section 12.12 by such party. In addition, it is agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at law or in equity. Section 12.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. [SIGNATURE PAGE FOLLOWS]

Securities Purchase Agreement Signature Page IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above. SELLERS: /s/ Gordon Glade Gordon Glade /s/ Jeff Keller Jeff Keller /s/ Robert Caldwell Robert Caldwell

Securities Purchase Agreement Signature Page PURCHASED COMPANY: HEARTLAND LEVERAGE LENDER, LLC By: /s/ Robert Caldwell Name: Robert Caldwell Title: Manager

Seurities Purchase Agreement Signature Page SELLER REPRESENTATIVE /s/ Robert Caldwell Robert Caldwell, as Seller Representative

Securities Purchase Agreement Signature Page BUYER: TITAN MACHINERY INC. By: /s/ David Meyer Name: David Meyer Title: Board Chair and Chief Executive Officer